Exhibit 99.1

    Strong Growth in Servers, Storage Systems Leads Dell to Record Operating Results in Fiscal Third Quarter; Company Anticipates $11.5 Billion in Revenue,
                             EPS of 28 Cents in Q4

    ROUND ROCK, Texas--(BUSINESS WIRE)--Nov. 13, 2003--Dell (Nasdaq:DELL) again demonstrated its unique ability to simultaneously deliver high customer value, solid worldwide share gains and leading profitability, achieving record company operating results in the fiscal third quarter.
    Dell's global server shipments increased 30 percent, almost twice the combined rate of other companies. Sales of external storage systems jumped 68 percent in the quarter. The company's total revenue from enterprise computing systems was up 32 percent.
    For the three months ended Oct. 31, Dell's net revenue was $10.6 billion, 16 percent higher than in the year-ago quarter. Company revenue was more than 40-percent higher than two years ago; sales by the rest of the industry are essentially flat over the same period. Third-quarter Dell earnings were 26 cents per share, a 24-percent increase.


                            Third Quarter          Year to Date
(in millions, except   FY'04   FY'03   Change  FY '04    FY'03  Change
 share data)
Revenue              $10,622  $ 9,144     16% $29,932  $25,669     17%
Operating Income     $   912  $   758     20% $ 2,563  $ 2,025     27%
Net Income           $   677  $   561     21% $ 1,896  $ 1,519     25%
Earnings Per Share   $  0.26  $  0.21     24% $  0.72  $  0.57     26%

    "Customers and investors get best value over time from companies like Dell that are growing and financially very healthy," said Michael Dell, chairman of the board and chief executive officer. "The market should insist on both, and it's a credit to our teams and a better way of doing business that we're consistently meeting those expectations."
    Mr. Dell said the company anticipates its fourth-quarter shipments will be up more than 25 percent year-over-year, and again outpace the rest of the industry. Dell expects revenue of $11.5 billion, an increase of 18 percent, and earnings per share of 28 cents, up 22 percent.
    Third-quarter operating expenses were 9.6 percent of revenue, equaling a company record. Despite sharp industry price competition and slower than expected declines in component costs, Dell's operating profit was 8.6 percent of revenue for the second straight quarter. In dollar terms, operating income was $912 million, up 20 percent from a year ago.
    Dell generated $1.1 billion in cash from operations in the quarter. Total cash and investments at the end of the period was $11.0 billion, another company record.

    Company Gains Additional Share in Critical Markets

    Dell's overall volume growth of 22 percent enabled it to gain 1.5 points of additional global market share. Product shipments in five strategic markets -- China, France, Germany, Japan and the United Kingdom -- rose a combined 32 percent in the third quarter.
    Asia-Pacific and Japan led the company's regional growth with a 35-percent increase, nearly three times the combined rate of other companies. Dell's strength in the region was most profound in servers and notebook computers, which were up 37 and 36 percent, respectively.
    Company performance in China was exceptional, including a 67-percent increase in volumes of servers and a 70-percent gain in notebook computers. The company's 25-percent growth in Japan moved it to the No. 3 share position in the market, up from No. 4 a year ago.
    Total Dell shipments in Europe, the Middle East and Africa increased 26 percent, seven points ahead of the average for the rest of the industry. Volumes were up 24 percent or more in every regional product category. Technology Business Research (TBR) for the first time ranked Dell No. 1 in U.K. customer satisfaction in servers, notebook computers and desktop computers at the same time. Based on TBR's most recent surveys, the company also holds the same distinction in all three product categories in France and Germany.
    Dell's 30-percent shipment growth in the U.K. was more than twice the rest of the industry, as the company gained nearly three points of share from a year ago and reclaimed market leadership. Server shipments in France increased 37 percent, more than double the industry without Dell.
    Company product shipments in the Americas and the United States rose 20 percent, strongly ahead of the average of other companies. Dell systems sold to U.S. consumers were up 28 percent, while those to small and medium businesses and federal, state and local governments both increased 22 percent.

    Performance in Servers, Storage, Services Remains Strong

    Dell's PowerEdge servers continued to earn customer demand and favorable recognition from reviewers in the third quarter. PC Magazine gave the PowerEdge 1750 a perfect overall rating for performance, manageability and serviceability and an "Editors' Choice" award.
    Dell's increasing leadership in servers -- the company ranks No. 1 in shipments of such products in the U.S., No. 2 worldwide -- is driving growth in storage systems. Through the first two years of Dell's partnership with EMC Corp., more than 7,000 customers have purchased Dell/EMC storage systems.
    Demand for Dell services grew strongly in the third quarter. Services revenue was up 31 percent to an annual run rate of $2.6 billion.
    Quarterly shipments of Inspiron and Latitude notebook computers increased 31 percent, and those of Dimension and OptiPlex desktop computers were up 20 percent. In its most recent report on U.S. corporate buying behavior and customer satisfaction for desktop computers, TBR said Dell demonstrated strength in 10 of 13 categories and had no weaknesses. The next-best computer supplier showed strength in only two areas.
    Revenue from software and peripheral products rose 26 percent in the third quarter. The company has sold more than one million Dell printers since their launch in March. Shipments of Dell printers were up nearly 70 percent from the second quarter, and the company expects sequential growth of more than 80 percent in Q4. During the third quarter, Dell introduced its own digital music players and LCD television/computer monitors, and new versions of the company's Axim handheld computers and digital projectors.

    About Dell

    Dell Inc. (Nasdaq:DELL) is a premier provider of products and services required for customers worldwide to build their information-technology and Internet infrastructures. Company revenue for the past four quarters totaled $39.7 billion. Dell, through its direct business model, designs, manufactures and customizes products and services to customer requirements, and offers an extensive selection of software and peripherals. Information on Dell and its products can be obtained at www.dell.com.

    Dell, PowerEdge, Inspiron, Latitude, Dimension and OptiPlex are trademarks of Dell Inc.
    Dell disclaims any proprietary interest in the marks and names of others.
    Special note: Statements in this press release that relate to future results and events (including statements about fiscal fourth-quarter financial and operating performance) are based on the company's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including general economic and business conditions; the level of demand for the company's products and services; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; the company's ability to timely and effectively manage periodic product transitions, as well as component availability and cost; the company's ability to develop new products based on new or evolving technology and the market's acceptance of those products; the company's ability to manage its inventory levels to minimize excess inventory, declining inventory values and obsolescence; the product, customer and geographic sales mix of any particular period; the company's ability to effectively manage its operating costs; and the effect of armed hostilities, terrorism or public health issues on the economy generally, on the level of demand for the company's products and services and on the company's ability to manage its supply and delivery logistics in such an environment. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission.

    Consolidated statements of income, financial position and cash flows follow.


                              DELL INC.
Condensed Consolidated Statement of Operations and Related Financial
                              Highlights
                 (in millions, except per share data)
                             (unaudited)

                         Three Months Ended
                     --------------------------
                      Oct. 31,  Aug. 1, Nov. 1,     % Growth Rates
                                                 ---------------------
                         2003     2003    2002   Sequential Yr. to Yr.
                     --------- -------- -------  ---------------------


Net revenue           $10,622   $9,778  $9,144          8.6%     16.2%
Cost of revenue         8,687    8,000   7,482          8.6%     16.1%
                     --------- -------- -------
  Gross margin          1,935    1,778   1,662          8.8%     16.4%
Selling, general and
 administrative           905      822     787         10.1%     15.0%
Research,
 development and
 engineering              118      116     117          2.4%      1.1%
                     --------- -------- -------
  Total operating
   expenses             1,023      938     904          9.1%     13.2%
                     --------- -------- -------
Operating income          912      840     758          8.5%     20.3%
Investment and other
 income, net               41       47      44       (12.1%)    (6.8%)
                     --------- -------- -------
Income before income
 taxes                    953      887     802          7.4%     18.8%
Income tax provision      276      266     241          3.7%     14.7%
                     --------- -------- -------
  Net income             $677     $621    $561          9.0%     20.6%
                     ========= ======== =======

Earnings per common
 share:
  Basic                 $0.26    $0.24   $0.22
                     ========= ======== =======
  Diluted               $0.26    $0.24   $0.21
                     ========= ======== =======

Weighted average
 shares outstanding:
  Basic                 2,563    2,567   2,582
  Diluted               2,623    2,624   2,634


Percentage of Total
 Net Revenue:
Gross margin             18.2%    18.2%   18.2%
Selling, general and
 administrative           8.5%     8.4%    8.6%
Research,
 development and
 engineering              1.1%     1.2%    1.3%
  Total operating
   expenses               9.6%     9.6%    9.9%
Operating income          8.6%     8.6%    8.3%
Income before income
 taxes                    9.0%     9.1%    8.8%
  Net income              6.4%     6.3%    6.1%
Income tax rate          29.0%    30.0%   30.0%

Net Revenue by
 Geographic Region:
Percentage of Total
 Net Revenue
Americas                   71%      70%     72%
Europe                     19%      19%     19%
Asia Pacific - Japan       10%      11%      9%

Net Revenue by
 Product Line:
Percentage of Total
 Net Revenue
Desktops                   50%      51%     52%
Notebooks                  28%      28%     28%
Enterprise                 22%      21%     20%


Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

                              DELL INC.
Condensed Consolidated Statement of Operations and Related Financial
                              Highlights
                 (in millions, except per share data)
                             (unaudited)


                                     Nine Months Ended      % Growth
                                   ---------------------
                                   Oct. 31,     Nov. 1,      Rates
                                                           ----------
                                     2003        2002      Yr. to Yr.
                                   ---------   ---------   ----------


Net revenue                         $29,932     $25,669         16.6%
Cost of revenue                      24,471      21,101         16.0%
                                   ---------   ---------
    Gross margin                      5,461       4,568         19.6%
Selling, general and
 administrative                       2,553       2,205         15.8%
Research, development and
 engineering                            345         338          2.1%
                                   ---------   ---------
    Total operating expenses          2,898       2,543         14.0%
                                   ---------   ---------
Operating income                      2,563       2,025         26.5%
Investment and other income, net        131         141        (7.4%)
                                   ---------   ---------
Income before income taxes            2,694       2,166         24.3%
Income tax provision                    798         647         23.2%
                                   ---------   ---------
    Net income                       $1,896      $1,519         24.8%
                                   =========   =========

Earnings per common share:
    Basic                             $0.74       $0.59
                                   =========   =========
    Diluted                           $0.72       $0.57
                                   =========   =========

Weighted average shares
 outstanding:
    Basic                             2,568       2,587
    Diluted                           2,620       2,651


Percentage of Total Net Revenue:
Gross margin                           18.2%       17.8%
Selling, general and
 administrative                         8.5%        8.6%
Research, development and
 engineering                            1.2%        1.3%
    Total operating expenses            9.7%        9.9%
Operating income                        8.6%        7.9%
Income before income taxes              9.0%        8.4%
    Net income                          6.3%        5.9%
Income tax rate                        29.6%       30.0%

Net Revenue by Geographic Region:
Percentage of Total Net Revenue
Americas                                 70%         71%
Europe                                   20%         19%
Asia Pacific - Japan                     10%         10%

Net Revenue by Product Line:
Percentage of Total Net Revenue
Desktops                                 51%         53%
Notebooks                                27%         27%
Enterprise                               22%         20%


Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

                              DELL INC.
 Condensed Consolidated Statement of Financial Position and Related
                         Financial Highlights
      (in millions, except for "Ratios" and "Other information")
                             (unaudited)

                                       Oct. 31,    Aug. 1,    Nov. 1,
                                       2003 (a)     2003      2002
                                      ----------  ---------  --------
Assets:
Current assets:
 Cash and cash equivalents               $4,356     $4,636    $4,034
 Short-term investments                     626        484       270
 Accounts receivable, net                 3,142      2,883     2,661
 Inventories                                358        358       307
 Other                                    1,599      1,246     1,483
                                      ----------  ---------  --------
    Total current assets                 10,081      9,607     8,755
Property, plant and equipment, net        1,498      1,062       882
Investments                               6,050      5,498     4,755
Other non-current assets                    496        373       320
                                      ----------  ---------  --------
    Total assets                        $18,125    $16,540   $14,712
                                      ==========  =========  ========


Liabilities and Stockholders' Equity:
Current liabilities:
 Accounts payable                        $6,851     $6,418    $5,936
 Accrued and other                        3,350      2,846     2,562
                                      ----------  ---------  --------
    Total current liabilities            10,201      9,264     8,498
Long-term debt                              506        506       514
Other non-current liabilities             1,540      1,264     1,052
                                      ----------  ---------  --------
    Total liabilities                    12,247     11,034    10,064
Stockholders' equity                      5,878      5,506     4,648
                                      ----------  ---------  --------
Total liabilities and stockholders'
 equity                                 $18,125    $16,540   $14,712
                                      ==========  =========  ========


Ratios:
Quick ratio                                0.80       0.86      0.82
Days supply in inventory                      4          4         4
Days of sales outstanding (b)                31         30        30
Days in accounts payable                     71         72        71
                                      ----------  ---------  --------
Cash conversion cycle                       (36)       (38)      (37)

Other Information:
Headcount (approximate)                  44,300     41,800    38,200
Average total revenue/unit
 (approximate)                           $1,620     $1,610    $1,710

Note:  Ratios are calculated based on underlying data in thousands.

(a) Due to the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities, Dell began consolidating the financial results of Dell Financial Services ("DFS") at the beginning of the current quarter. The consolidation of DFS resulted in an increase of assets and liabilities in Dell's consolidated statement of financial position by $588 million as of Oct. 31, 2003, net of intercompany eliminations.

(b) Days of sales outstanding include the effect of product costs related to in-transit customer shipments that are classified in other current assets. At Oct. 31, 2003, Aug. 1, 2003, and Nov. 1, 2002, days of sales outstanding included days of sales in accounts receivable and days of in-transit customer shipments of 27 and 4 days; 26 and 4 days; and 26 and 4 days, respectively.

                              DELL INC.
            Condensed Consolidated Statement of Cash Flows
                            (in millions)
                             (unaudited)

                                              Three Months Nine Months
                                                  Ended       Ended
                                              ------------------------
                                                    Oct. 31, 2003
                                              ------------------------

Cash flows from operating activities:
 Net income                                          $677      $1,896
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation and amortization                        71         187
  Tax benefits from employee stock plans               40         107
  Other, primarily effects of exchange rate
   changes on monetary assets and
   liabilities denominated in foreign
   currencies                                         (82)       (352)
 Changes in:
  Operating working capital                           309         566
  Non-current assets and liabilities                   45         208
                                              ------------ -----------
    Net cash provided by operating
     activities                                     1,060       2,612

Cash flows from investing activities:
 Investments:
  Purchases                                        (4,204)     (8,492)
  Maturities and sales                              3,462       7,383
 Cash assumed in consolidation of DFS                 172         172
 Capital expenditures                                (129)       (267)
 Purchase of assets held in master lease
  facilities                                         (446)       (636)
                                              ------------ -----------
    Net cash used in investing activities          (1,145)     (1,840)

Cash flows from financing activities:
 Purchase of common stock                            (500)     (1,500)
 Issuance of common stock under employee
  plans                                               174         508
 Other                                                  -         (11)
                                              ------------ -----------
    Net cash used in financing activities            (326)     (1,003)

Effect of exchange rate changes on cash and
 cash equivalents                                     131         355
                                              ------------ -----------
Net (decrease)/increase in cash and cash
 equivalents                                         (280)        124

Cash and cash equivalents at beginning of
 period                                             4,636       4,232
                                              ------------ -----------
Cash and cash equivalents at end of period         $4,356      $4,356
                                               ============ ===========


    CONTACT: Dell Inc., Round Rock
             Media Contacts:
             T.R. Reid, 512-728-7977
             tr_reid@dell.com
             or
             Mike Maher, 512-723-2575
             mike_maher@dell.com
             or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com